Exhibit 99.1

Atlas Acquisition Holdings Corp. Announces Termination of Business

Combination with Select Staffing

HOBE SOUND, Fla. — February 12, 2010 — Atlas Acquisition Holdings Corp. (“Atlas”) (NYSE AMEX:AXG) (NYSE AMEX:AXG.U) (NYSE AMEX:AXG.WT) today announced the termination of its proposed business combination with Koosharem, LLC, a California limited liability company that does business as “Select Staffing” (“Select Staffing”). As previously announced, Atlas and Select Staffing had entered into an agreement and plan of merger pursuant to which Select Staffing would have become a wholly owned subsidiary of Atlas following approval of the merger (“Merger”) by Atlas’ stockholders.

At a special meeting of stockholders, holders of more than 30% of Atlas’ stock issued in Atlas’ January 2008 initial public offering voted against the Merger and sought conversion. As a result, the Merger cannot be completed and Atlas will be liquidated.

James N. Hauslein, Chairman and Chief Executive Officer of Atlas, stated that “While our proposed business combination with Select Staffing was not able to be consummated, we believe that Atlas and its board delivered to stockholders a very attractive investment opportunity in a difficult economic environment. Select Staffing has a high quality and experienced management team, a well-established presence in the temporary staffing industry, and a strong acquisition record. We wish Select Staffing continued success.”

Gaurav V. Burman, Atlas President, added “We are extremely appreciative of the efforts of Steve Sorensen, Select Staffing’s Chief Executive Officer, as well as Atlas’ advisors, in working so hard on the proposed Merger. Select Staffing is a great company and I look forward to watching its continued growth.”

As a result of the Merger not being consummated, Atlas will be liquidated. Pursuant to the Delaware General Corporation Law, Atlas will pay or make reasonable provisions for all existing claims and obligations, including all contingent, conditional or unmatured collateral claims known to Atlas. Atlas cannot make any assurance as to when liquidating distributions will be made.

About Atlas Acquisition Holdings Corp.

Atlas is a special purpose acquisition company formed in 2007 by James N. Hauslein, Chairman and Chief Executive Officer, and Gaurav V. Burman, President, for the purpose of effecting a business combination. On January 30, 2008, Atlas completed its initial public offering of 20,000,000 units for an offering price of $10.00 per unit, or an aggregate of $200,000,000. Each unit consists of one share of common stock, par value $.001, and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.00 commencing on the consummation of a business combination.

About Select Staffing

Select Staffing is a leading provider of temporary staffing services in the United States. Through a network of company-owned and franchise agent offices, Select Staffing offers a wide range of temporary staffing solutions for over 200 job classifications across a range of service categories. Select Staffing provides its services in 45 states through 355 offices, of which 202 are company-owned and 153 are franchise agent offices. Select Staffing has rapidly expanded its revenue and U.S. market share during the past several years through numerous acquisitions and the efforts of its strong national, regional, and local sales teams. Select Staffing’s revenues have grown during the last four years at a compounded annual rate of nearly 36%, from $411 million in 2004 to over $1.4 billion in 2008.

Forward-Looking Statements and Other Disclosure

This press release contains, and Atlas’ management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be,” and other expressions that are predictions of or indicate future events, trends, or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Atlas to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the closing of the transactions with Select Staffing referred to above, whether the closing conditions will be satisfied, as well as industry, market, and economic conditions, and competitive, legal, governmental, and technological factors. There is no assurance that Atlas’ expectations will be realized. If one or more of these risks or uncertainties materialize, or if Atlas’ underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated, or projected. Atlas’ forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Atlas undertakes no obligation to update forward-looking statements.

Additional Information and Where to Find It

In connection with the special meeting of stockholders and special meeting of warrantholders, Atlas has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on January 26, 2010. On January 27, 2010, Atlas mailed the definitive proxy statement to its stockholders and warrantholders of record on January 15, 2010. You may obtain copies of all documents filed by Atlas with the SEC, free of charge, at the SEC’s website (www.sec.gov).

This press release is not a proxy statement or a solicitation of proxies from Atlas stockholders and warrantholders. Any solicitation of proxies will be made only pursuant to the definitive proxy statement. Atlas urges its stockholders and warrantholders to read the definitive proxy statement and appendices thereto, because they contain important information about Atlas and the proposals to be presented at the special meetings of stockholders and warrantholders.

Contact:

The Blueshirt Group for Atlas Acquisition Holdings

Erica Abrams, 415-217-5864

erica@blueshirtgroup.com

Lisa Laukkanen, 415-217-4967

lisa@blueshirtgroup.com